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                                 LIST OF SUBSIDIARIES
     The Company has direct and indirect interests in the following companies:

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NAME                                         JURISDICTION
----                                         ------------
Canadian Venture Founders                         Ontario
  Leasing Corp.

1246680 Ontario Limited                           Ontario

Dantec Electronics Limited                        Ontario

Eastview Marketing One, LLC                       New York

Grand Island Marketing                            New York
  Two, LLC

Biorem Technologies Inc.                          Ontario

Grand Island Marketing Inc.                       Delaware

Gemprint Corporation                              Ontario

Solaria Research Enterprises Ltd.                 Ontario

Petrozyme Technologies Inc.                       Ontario

Dantec Systems Corporation                        Ontario

Ecoval Inc.                                       Quebec

Turbosonic Canada Inc.                            Ontario

Mindflight Corporation                            Canada

Certicom Corp.                                    Ontario
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